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                                                                   EXHIBIT 10.28

                           DEALERTRACK HOLDINGS, INC.
                      DIRECTORS' DEFERRED COMPENSATION PLAN

                          EFFECTIVE AS OF JUNE 30, 2005

            The DealerTrack Holdings, Inc. Directors' Deferred Compensation Plan (as it may be amended from time to time, the "Plan") has been adopted by DealerTrack Holdings, Inc., a corporation organized under the laws of the state of Delaware (the "Company"), effective as of June 30, 2005 (the "Effective Date"), for the benefit of its eligible non-employee directors.

                                   ARTICLE I.
                                  DEFINITIONS

            Section 1.1 "Account" shall mean the bookkeeping account created by the Company pursuant to Article III of this Plan in accordance with an election by a Director to receive deferred cash compensation under Article II hereof.

            Section 1.2 "Board" shall mean the Board of Directors of the Company.

            Section 1.3 "Change in Control" shall mean any change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, as described in Section 409A(a)(2)(A)(v) of the Code or any other "Change in Control Event" as defined in accordance with Department of Treasury guidance promulgated pursuant to
Section 409A, including without limitation Notice 2005-1 and such other interpretive guidance as may be issued after the Effective Date.

            Section 1.4 "Code" shall mean the Internal Revenue Code of 1986, as amended.

            Section 1.5 "Common Stock" shall mean the common stock of the Company, par value $0.01 per share.

            Section 1.6 "Company" shall have the meaning set forth in the recitals hereto.

            Section 1.7 "Deferral Election Form" shall have the meaning set forth in Section 2.3.

            Section 1.8 "Deferred Fees" shall have the meaning set forth in
Section 3.1.

            Section 1.9 "Deferred Stock Unit" shall mean the right of a Director to receive one share of Common Stock upon a distribution of his Account in accordance with Article IV.

            Section 1.10 "Director" shall mean a member of the Board who is not an employee of the Company or any of its subsidiaries.

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            Section 1.11 A Director shall be shall be "Disabled" if such
Director (a) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (b) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Company. The Board shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Director is Disabled, and shall make such determination consistent with Section 409A.

            Section 1.12 "Effective Date" shall have the meaning set forth in the recitals hereto.

            Section 1.13 "Fair Market Value" means, as of any given date, (a) if Common Stock is traded on an exchange, the closing price of a share of Common Stock as reported in the Wall Street Journal for the first trading date immediately prior to such date during which a sale occurred; or (b) if Common Stock is not traded on an exchange but is quoted on NASDAQ or a successor or other quotation system, (i) the last sales price (if Common Stock is then listed as a National Market Issue under the NASD National Market System) or (ii) the mean between the closing representative bid and asked prices (in all other cases) for the Common Stock on the date immediately prior to such date on which sales prices or bid and asked prices, as applicable, are reported by NASDAQ or such successor quotation system; or (c) if Common Stock is not publicly traded, the fair market value established by the Board acting in good faith.

            Section 1.14 "Fees" shall mean cash amounts payable to a Director for serving as a member of the Board, including without limitation any (a) annual or other periodic retainer payments; (b) fees payable for meeting attendance; (c) fees payable for committee membership; and (d) fees payable for Board or committee chairmanship.

            Section 1.15 "Fund" shall have the meaning set forth in Section 3.4.

            Section 1.16 "Plan" shall have the meaning set forth in the recitals hereto.

            Section 1.17 "Plan Year" shall mean calendar year.

            Section 1.18 "Section 409A" shall mean Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation Notice 2005-1 and any regulations or other interpretive guidance as may be issued after the Effective Date.

            Section 1.19 "Separation from Service" of a Director means his or her "separation from service," with respect to the Company, within the meaning of Section 409A(a)(2)(A)(i) of the Code, as determined by the Secretary of the Treasury. The Board shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Director has had a "Separation from Service," and the date of such "Separation from Service."

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            Section 1.20 A Director shall be a "Specified Employee" if such
Director is a key employee (as defined in Section 416(i) of the Code without regard to paragraph (5) thereof) of the Company and the Company has any stock that is publicly traded on an established securities market or otherwise, as determined in accordance with Section 409A (including without limitation Section 409A(a)(2)(B)(i) of the Code).

            Section 1.21 "Unforeseeable Emergency" shall mean a severe financial hardship to the Director resulting from an illness or accident of the Director, the Director's spouse, or a dependent (as defined in Section 152(a) of the Code) of the Director, loss of the Director's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Director. The Board shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Director has experienced an "Unforeseeable Emergency," and shall make such determination consistent with Section 409A.

                                  ARTICLE II.
                               ELECTION TO DEFER

            Section 2.1 Initial Elections. A Director may elect, on or before December 31 of any Plan Year, to defer payment of all or a specified part of all Fees earned during the Plan Year following such election (and, to the extent set forth in Section 2.2, in any succeeding Plan Years until the Director ceases to be a Director); provided, however, that with respect to Plan Year 2005 a Director may elect, within thirty (30) days after the Effective Date, to defer all or a specified part of all Fees payable with respect to services rendered after the date of the Director's initial election. Any person who shall become a Director during any Plan Year, and who was not a Director of the Company on the preceding December 31, may elect, no later than thirty (30) days after the Director's term begins, to defer payment of all or a specified part of such Fees payable with respect to services rendered during the remainder of such Plan Year (and, to the extent set forth in Section 2.2, for any succeeding Plan Years until the Director ceases to be a Director). Any Fees deferred pursuant to this Paragraph shall be paid to the Director at the time(s) and in the manner specified in Article IV hereof, as designated by the Director.

            Section 2.2 Subsequent Elections. With respect to Plan Years following Plan Year 2005, if a Director fails to submit a Deferral Election Form by December 31 of the Plan Year immediately prior to such Plan Year, the amount of the deferral election for such Plan Year shall be zero; provided, however, that, to the extent permitted by Section 409A, a Deferral Election Form may provide that that the election shall continue from Plan Year to Plan Year unless the Director terminates it by written request delivered to the Company's Secretary prior to the commencement of the Plan Year for which the termination is first effective.

            Section 2.3 Deferral Election Form. The election to participate in the Plan and manner of payment shall be designated by submitting a deferral election form in substantially the form attached hereto as Exhibit A (as it may be revised from time to time, the "Deferral Election Form") to the Company's Secretary.

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            Section 2.4 Limitations on Re-Deferrals. In the event that a
Deferral Election Form permits, under a subsequent election by the Director to delay a distribution, or to change the form of distribution, such subsequent election shall satisfy the requirements of Section 409A (including without limitation Section 409A(a)(4)(C) of the Code), and:

            (a) Such subsequent election may not take effect until at least twelve (12) months after the date on which the election is made;

            (b) In the case such subsequent election relates to a distribution or payment not described in Section 4.1(b), (c) or (f), the first payment with respect to such election may be deferred for a period of not less than five (5) years from the date such distribution or payment otherwise would have been made; and

            (c) In the case such subsequent election relates to a distribution or payment described in Section 4.1(d), such election may not be made less than twelve (12) months prior to the date of the first scheduled distribution or payment under Section 4.1(d).

                                  ARTICLE III.
                         DEFERRED COMPENSATION ACCOUNTS

            Section 3.1 Bookkeeping Accounts. The Company shall maintain separate bookkeeping accounts for the Fees deferred by each Director (the "Deferred Fees").

            Section 3.2 Deferred Stock Units. As of the date that any Deferred Fees would otherwise have been payable to a Director, the Company shall credit such Director's Account with that number of Deferred Stock Units equal to the ratio of (a) the aggregate value of such Deferred Fees, to (b) the Fair Market Value per share of Common Stock as of such date.

            Section 3.3 Dividends. As of the date the Company pays any dividend (whether in cash or in kind) on shares of Common Stock, each Director's Deferred Compensation Account shall be credited with that number of Deferred Stock Units equal to the ratio of (a) the aggregate value of the dividend that would have been payable on the Deferred Stock Units held by the Director immediately prior to such payment date had the shares of Common Stock represented by such Deferred Stock Units been outstanding as of such payment date to (b) the Fair Market Value per share of Common Stock as of such date.

            Section 3.4 Unsecured General Creditor; Fund. Deferred Fees and any deemed earnings with respect thereto shall be held in the general assets of the Company and no separate fund or trust shall be created or moneys set aside on account of the Account. To the extent that any person acquires a right to receive distributions from the Company under the Plan, such right shall be no greater than the right of any unsecured general creditor of the Company. Notwithstanding the foregoing, the Board, in its discretion, may elect to establish a fund (the "Fund") containing assets equal to the amounts credited to Directors' Accounts, and may elect in its discretion to designate a trustee to hold the Fund in trust; provided, however, that such Fund shall remain a general asset of the Company subject to the rights of creditors of the Company in the event of the Company's bankruptcy or insolvency as defined in any such trust.

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                                   ARTICLE IV.
                        PAYMENT OF DEFERRED COMPENSATION

            Section 4.1 Distributions. Subject to Sections 4.1(a)-(f) and 4.2, amounts contained in a Director's Account shall be distributed as the Director's election (made pursuant to Section 2.3) shall provide. Notwithstanding the foregoing, all amounts contained in a Director's account shall be distributed in accordance with the requirements of Section 409A (including without limitation
Section 409A(a)(2) of the Code), and shall not be distributed earlier than:

            (a) The date of the Director's Separation from Service;

            (b) The date the Director becomes Disabled;

            (c) The date of the Director's death;

            (d) A specified time (or pursuant to a fixed schedule) specified under the Deferral Election Form at the date of the deferral compensation;

            (e) To the extent provided by the Secretary of the Treasury, a Change in Control; or

            (f) The occurrence of an unforeseeable emergency with respect to the Director. The requirement of this Section 4.1(f) shall be met only if, as determined under Treasury Regulations under Section 409A(a)(2)(B)(ii) of the Code, the amounts distributed with respect to the unforeseeable emergency do not exceed the amounts necessary to satisfy such unforeseeable emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such unforeseeable emergency is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Director's assets (to the extent the liquidation of such assets would not itself cause severe financial hardship).

            Section 4.2 Specified Employee. If at the time any distributions would otherwise be made to a Director pursuant to Section 4.1(a) the Director is a Specified Employee, the requirement of paragraph 4.1(a) shall be met only if the distributions may not be made before the date which is six months after the Director's Separation from Service (or, if earlier, the date of the Director's death).

            Section 4.3 Form of Distribution. All distributions from the Plan shall be made in the form of whole shares of Common Stock with fractional shares paid in cash.

            Section 4.4 No Acceleration. The time or schedule of any distribution of any shares of Common Stock shall not be accelerated, except as otherwise permitted under Section 409A (including without limitation Section 409A(a)(3) of the Code).

            Section 4.5 Beneficiary Designation. Each Director shall have the right to designate a beneficiary who is to succeed to his or her right to receive payments hereunder in the

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event of death. Except as may otherwise be provided in any Deferral Election
Form, in the event of the Director's death, the balance of the amounts contained in the Director's Account shall be paid, in accordance with Section 4.1, to the Director's or former Director's beneficiary (or if no beneficiary has been designated, to his estate) in full on the first day of the Plan Year following the Plan Year in which he or she dies. No designation of beneficiary or change in beneficiary shall be valid unless it is in writing signed by the Director and filed with the Company's Secretary.

                                   ARTICLE V.
                            ADMINISTRATION; AMENDMENT

            Section 5.1 Administration. The Plan shall be administered by the Board. The Board may delegate certain administrative authority to a committee or subcommittee of the Board or to one or more employees of the Company, but shall retain the ultimate responsibility for the interpretation of, and amendments to, the Plan. Members of the Board shall not be liable for any of their actions or determinations made in good faith with respect to the administration of the Plan. Except to the extent superseded by the laws of the United States, the laws of the State of Delaware, without regard to its conflict of laws principles, shall govern in all matters relating to the Plan. All expenses related to plan administration shall be paid by the Company. All decisions made by the Board with respect to issues hereunder shall be final and binding on all parties.

            Section 5.2 Change in Capitalization of the Company. In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization or any other corporate event affecting the Common Stock or the share price of the Common Stock, the Board may, in its sole discretion, make such equitable adjustments, if any, with respect to the Directors' Accounts (including, without limitation, adjusting the number of Deferred Stock Units credited thereto and/or the kind of securities represented thereby), as the Board may deem necessary or appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan and to reflect such changes.

            Section 5.3 Nonassignability. Except to the extent required by law, the right of any Director or any beneficiary to any benefit or to any payment hereunder shall not be subject in any manner to attachment or other legal process for the debts of such Director or beneficiary, and any such benefit or payment shall not be subject to alienation, sale, transfer, assignment or encumbrance.

            Section 5.4 Amendment. The Plan may be amended, suspended or terminated in whole or in part from time to time by the Board except that, except as set forth in Section 5.5, no amendment, suspension, or termination shall apply to the payment to any Director or beneficiary of a deceased Director of any amounts previously credited to a Director's Account.

            Section 5.5 Section 409A. The Plan and Deferral Election Form shall be interpreted in accordance with, and shall comply in form and operation with,
Section 409A. Notwithstanding any provision of the Plan to the contrary, the Board may adopt such amendments to the Plan and the applicable Deferral Election Form or adopt other policies and

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procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Board determines are necessary or appropriate to (a) exempt the deferral from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the deferral, or (b) comply with the requirements of Section 409A (including without limitation any related Department of Treasury guidance).

                                    * * * * *

            I hereby certify that the Plan was adopted by the Board of Directors of DealerTrack Holdings, Inc. on May 26, 2005, effective as of June 30, 2005.

                                              __________________________________
                                              Eric D. Jacobs, Secretary

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